UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2010

NVIDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

	2701 San Tomas Expressway, Santa Clara, CA	95050
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 486-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 12, 2010, NVIDIA Corporation and Rambus Inc. entered into a memory controller patent license agreement pursuant to which Rambus has granted NVIDIA a non-exclusive, non-transferable, worldwide license for certain memory controllers.  Pursuant to the agreement, NVIDIA has agreed to pay Rambus a royalty of (i) one percent of net sales price per unit for SDR memory controllers and (ii) two percent of net sales price per unit for other memory controllers, including DDR, DDR2, DDR3, LPDDR, LPDDR2, GDDR2, GDDR3, GDDR4, and portions of GDDR5 memory controllers, provided that the maximum average net sales price per unit for these royalty bearing products shall be deemed not to exceed a maximum of $20. The agreement has a term until December 9, 2014.  However, NVIDIA may terminate the agreement on or after August 12, 2011 with thirty (30) days prior written notice to Rambus.

NVIDIA’s financial outlook and gross margin for the third quarter of 2011 as set forth in its earnings release, dated August 12, 2010, contemplated the impact of the payment of the these royalties to Rambus.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation
Date: August 13, 2010	By: /s/ David L. White
David L. White
Executive Vice President and Chief Financial Officer